EXHIBIT 99.1
FOR IMMEDIATE RELEASE
CONTACT:
Christopher J. Davis
Executive Vice President and Chief Administrative and Financial Officer
610.293.0600
SAFEGUARD SCIENTIFICS ACQUIRES STAKE IN AUTHENTIUM, INC.
WAYNE, PA, April 25, 2006 — Safeguard Scientifics, Inc. (NYSE: SFE), which builds value of revenue-stage information technology and life sciences companies, announced today that it co-led a $15 million Series A financing in Authentium, Inc. of West Palm Beach, FL with Westbury Partners of Hauppauge, New York. Safeguard provided $5.5 million of capital. Several additional institutional investors also participated in the round.
Authentium’s Extensible Security Platform (ESP) enables ISPs, cable companies, carriers and other service providers and software manufacturers to customize and embed security technologies from Authentium and other leading developers, such as antivirus, real-time antispyware, end point firewall, content filtering, compliance monitoring, and application hardening, into their products and services, for distribution to residential and SME customers via a recurring revenue model. Example customers include CipherTrust, Cox Communications, Earthlink, Postini and Qwest Communications.
“This transaction reflects our continued commitment to attracting and partnering with high growth, revenue-stage partner companies seeking the capital and strategic guidance that Safeguard provides,” stated Peter J. Boni, Safeguard’s President and Chief Executive Officer. “We look forward to helping Authentium expand its domestic and international market presence and build a solid foundation for continued growth.”
“Authentium is building a unique position in the emerging software-as-a-service market. Authentium’s Extensible Security Platform enables it to integrate and support virtually any software application, including proprietary applications, and better meet the requirements of service providers and network operators,” said John A. Loftus, Executive Vice President and Managing Director of Information Technology, Safeguard.
“We are extremely pleased with Safeguard’s commitment to Authentium,” said John C. Sharp, Chairman and Chief Executive Officer of Authentium. “Safeguard has built a great team, with a ton of experience and expertise in areas that are of strategic importance to us going forward. We’re thrilled to be working with Safeguard, and we believe that they are the right partner to help us capitalize on this significant market opportunity.”
(more)

As part of this transaction, Kevin L. Kemmerer, Senior Vice President at Safeguard has joined Authentium’s Board of Directors.
About Safeguard
Safeguard Scientifics, Inc. (NYSE: SFE) builds value in high-growth, revenue-stage information technology and life sciences businesses. We provide growth capital as well as a range of strategic, operational and management resources to our partner companies. Safeguard participates in expansion financings, corporate spin-outs, management buyouts, recapitalizations, industry consolidations and early-stage financings. For more information about Safeguard and its strategy, visit www.safeguard.com.
About Authentium
Based in West Palm Beach, Florida, Authentium develops core operating system encapsulation, file and application defense, data interception and data analysis technologies for inclusion in its flagship Extensible Security Platform (ESP). Authentium is the leading licensor of security software development toolkits to independent software vendors, software publishers, and security appliance manufacturers, and one of the fastest-growing privately-held companies in the security software industry, providing services to millions of end users in enterprise and government organizations, ISPs, and education institutions worldwide. For more information about Authentium, visit www.authentium.com
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. These forward-looking statements that could cause actual results to differ materially, include, among others, managing rapidly changing technologies, limited access to capital, competition, the ability to attract and retain qualified employees, the ability to execute our strategy, the uncertainty of the future performance of our companies, acquisitions and dispositions of companies, the inability to manage growth, compliance with government regulations and legal liabilities, additional financing requirements, labor disputes, the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.
# # #